UNDERLYING FUNDS TRUST
FIRST AMENDMENT TO THE
OPERATING SERVICES AGREEMENT

THIS FIRST AMENDMENT dated as of the 21st day of April, 2008, to the Operating Services Agreement, dated as of April 28, 2006 (the “Agreement”), is entered into by and between Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”) and the Underlying Funds Trust, a Delaware statutory trust (the “Trust”), regarding each series of the Trust (the “Funds”).

RECITALS

WHEREAS, the Trust and the Adviser have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add Funds; and

WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby superseded and replaced with Amended Appendix A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ALTERNATIVE INVESTMENT PARTNERS, LLC	UNDERLYING FUNDS TRUST

By: /s/Kristina Labermeier	By: /s/Kristina Labermeier

Printed Name: Kristina Labermeier	Printed Name: Kristina Labermeier

Title: CCO	Title: CCO

Appendix A
to the
Underlying Funds Trust
Operating Services Agreement

Separate Series of Underlying Funds Trust

Name of  Series
Convertible Bond Arbitrage -1 Portfolio
Fixed Income Arbitrage – 1 Portfolio
Merger Arbitrage – 1 Portfolio
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity – Momentum – 1 Portfolio
Long/Short Equity – Deep Discount Value – 1 Portfolio
Long/Short Equity – International – 1 Portfolio
Long/Short Equity - Global – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Healthcare/Biotech – 1 Portfolio
Equity Options Overlay – 1 Portfolio
Deep Value Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and National Resources – 1 Portfolio